UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

SYMMETRY MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582

(Address of principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 5, 2014, in conjunction with the closing of the Merger (as defined in Item 8.01), Symmetry Medical Inc. (the “Company” or “Symmetry Medical”) repaid in full and terminated its existing credit agreement (and such other credit documents related thereto), dated as of November 3, 2010, by and among Symmetry Medical, as the borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 8.01 below is hereby incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 8.01 below is hereby incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 8.01 below is hereby incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 8.01 below is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to Section 6.18 of the Merger Agreement (as defined in Item 8.01), each of Thomas J. Sullivan, James S. Burns, Robert G. Deuster, John S. Krelle, Francis T. Nusspickel and Craig B. Reynolds ceased their service as members of the board of directors of Symmetry Medical and on all committees of the board of directors on which such directors served, effective as of December 5, 2014.

In connection with the Merger, each of the following officers resigned from their positions with the Company, effective as of December 5, 2014: Thomas J. Sullivan, President and Chief Executive Officer; Fred L. Hite, Senior Vice President, Chief Financial Officer and Investor Relations Officer; Ajey S. Atre, President of Symmetry Surgical; David C. Milne, Senior Vice President of Human Resources, General Counsel, Compliance Officer and Corporate Secretary; and Ronda L. Harris, Chief Accounting Officer. Pursuant to the terms of the Merger Agreement, on December 5, 2014, the directors and officers of Merger Sub (as defined in Item 8.01) immediately prior to the effective time of the Merger became the directors and officers of the Company. After the effective time of the Merger, the directors of the Company are Robert S. Rutledge and David J. Golde, and the officers of the Company are William Dow (Chief Executive Officer), John Connolly (Chief Financial Officer), Robert S. Rutledge (President and Treasurer) and David J. Golde (Vice President and Secretary).

In connection with the Merger, the Company and Mr. Hite entered into an amendment to Mr. Hite’s severance agreement on December 2, 2014. Under the terms of his severance agreement, because his employment will be terminated as a result of the Merger, Mr. Hite will be entitled to two times his annual base salary. The amount will be paid to Mr. Hite within 60 days of the termination of his employment (that is, the Merger) in a lump sum. Under his agreement, up to 50% of the severance amount will be payable in the form of shares of Company common stock if the severance is paid prior to the consummation of the Merger and will be payable in cash if the severance is paid after the consummation of the Merger. Mr. Hite is also entitled to receive a pro-rated annual cash incentive bonus in the event that he experiences a qualifying termination, whether or not in connection with a change in control. However, the severance agreement (as amended) for Mr. Hite provides that, if the Merger is consummated, to the extent the obligation to pay their annual cash incentive bonuses is assumed by Symmetry Surgical under the Merger Agreement, the Company has no obligation to pay Mr. Hite a 2014 annual cash incentive bonus. Because Symmetry Surgical has assumed the obligation to pay the 2014 annual incentive bonus, the Company will have no obligation to pay Mr. Hite the earned but unpaid 2014 annual cash incentive bonus owed to him.

Under his severance agreement, if Mr. Hite experiences a qualifying termination in connection with a change in control, he will also be entitled to payments equal to the amount he pays for COBRA continuation coverage, reduced by an amount equal to the payments he made for coverage under the applicable plan or plans immediately prior to his termination of employment, for up to 24 months (rather than 12 months, if the qualifying termination did not occur in connection with a change in control) following his termination of employment. Mr. Hite is also entitled to reimbursement of or payment for expenses associated with his continued use of his then-current automobile (or a comparable automobile if his lease expires during this period) for up to six months following the termination of employment and outplacement services from a company of his choice for up to one year following his separation date, up to a maximum cost of $30,000. Pursuant to the terms of the Separation Agreement (as defined in Item 8.01), Symmetry Surgical has assumed these obligations in respect of Mr. Hite.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the Merger was amended and restated in its entirety to read as the certificate of incorporation of Merger Sub (other than the name of the legal entity, which will continue to be Symmetry Medical Inc.). A copy of the amended and restated certificate of incorporation of the Company is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the bylaws of the Company as in effect immediately prior to the Merger were amended and restated in their entirety to read as the bylaws of Merger Sub (other than the name of the legal entity, which will continue to be Symmetry Medical Inc.). A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On December 4, 2014, at a special meeting of the stockholders of the Company, such stockholders voted to adopt the Agreement and Plan of Merger, dated as of August 4, 2014 (the “Merger Agreement”), by and among the Company, TecoStar Holdings, Inc., Tecomet Inc. (“Parent”), and TecoSym Inc. (“Merger Sub”). Pursuant to the terms of the Merger Agreement, on December 5, 2014 Merger Sub was merged with and into Symmetry Medical, with Symmetry Medical continuing as the surviving corporation (the “Merger”).

In addition to, and in connection with the Merger, the Company entered into a Separation Agreement, dated as of August 4, 2014 (the “Separation Agreement”), between the Company and Symmetry Surgical Inc., a wholly-owned subsidiary of the Company (“Symmetry Surgical”). Subject to the terms and conditions contained in the Separation Agreement, prior to the consummation of the Merger the Company transferred all of the assets and liabilities of its Symmetry Surgical Business to Symmetry Surgical.

At the effective time of the Merger, each share of common stock of Symmetry Medical, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Merger, other than treasury shares, shares owned by any direct or indirect wholly-owned subsidiary of Symmetry Medical or Parent, Symmetry Medical restricted shares, and any shares held by stockholders who are entitled to and who have properly exercised appraisal rights under Delaware law, was canceled and was automatically converted into the right to receive (i) $7.50 in cash and (ii) one quarter (0.25) of a share of common stock of Symmetry Surgical, without interest and less any applicable withholding taxes. As a result of the Merger, Symmetry Medical is now a wholly-owned subsidiary of Parent and Symmetry Surgical is now a separate, publicly held company.

Trading in shares of common stock of Symmetry Medical on the New York Stock Exchange (“NYSE”) has been suspended as of December 5, 2014. As a result of the Merger, a Form 25 has been filed as of December 5, 2014, with the Securities and Exchange Commission (the “Commission”) to request the removal of the common stock of Symmetry Medical from listing on NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 to suspend certain reporting obligations under the Exchange Act as soon as practicable.

The foregoing description of the Merger and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the Separation Agreement filed as exhibits to the Company’s Current Report on Form 8-K filed with the Commission on August 4, 2014 as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibits incorporated herein by reference or filed as part of this report are set forth in the attached Exhibit Index.

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Symmetry Medical Inc., dated December 5, 2014

3.2	Second Amended and Restated Bylaws of Symmetry Medical Inc., dated December 5, 2014

10.1	Second Amendment to Severance Agreement by and between Symmetry Medical Inc. and Fred L. Hite, dated as of December 2, 2014

99.1	Press release announcing the closing of the Merger

 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc. (Registrant)

Date: December 8, 2014	By:	/s/ William Dow
Name: William Dow
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Symmetry Medical Inc., dated December 5, 2014

3.2	Second Amended and Restated Bylaws of Symmetry Medical Inc., dated December 5, 2014

10.1	Second Amendment to Severance Agreement by and between Symmetry Medical Inc. and Fred L. Hite, dated as of December 2, 2014

99.1	Press release announcing the closing of the Merger